UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

REGENERX BIOPHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2010, RegeneRx Biopharmaceuticals, Inc. (the “Company”) received a notice from the NYSE Amex LLC (the “Exchange”) stating that the Exchange staff has determined that the Company has not timely regained compliance with the Exchange’s continued listing standards in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Exchange’s Company Guide because the Company’s stockholders’ equity is less than $6,000,000 and that, accordingly, the Company’s common stock is subject to being delisted from the Exchange (the “Staff Determination”).

The Company intends to appeal the Staff Determination by requesting a hearing before the Exchange’s Listing Qualifications Panel (the “Panel”) and expects the hearing to occur within approximately 45 days. The appeal is expected to stay the delisting of the Company’s common stock pending the issuance of a written decision by the Panel following the hearing. However, there can be no assurance that the Panel will grant the Company’s request for continued listing on the Exchange following the hearing.

On November 1, 2010, the Company issued a press release disclosing its receipt of the notice summarized above from the Exchange. A copy of the press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

No.	Exhibit
99.1	Press release, dated November 1, 2010, announcing receipt of Notice from NYSE Amex for Non-Compliance with Continued Listing Criteria and Intent to File Delisting Application.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By: /s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

Date: November 1, 2010

EXHIBIT INDEX

No.	Exhibit
99.1	Press release, dated November 1, 2010, announcing receipt of Notice from NYSE Amex for Non-Compliance with Continued Listing Criteria and Intent to File Delisting Application.